Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Jan. 28, 2014 FOR IMMEDIATE RELEASE

NextEra Energy reports 2013 fourth-quarter and full-year financial results

•	NextEra Energy generated strong results in the full year 2013

•	Florida Power & Light Company continued to invest in the business to improve the value delivered to customers

•	NextEra Energy Resources added 374 MW of new wind capacity and 280 MW of new solar capacity to its portfolio in 2013

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2013 fourth-quarter net income on a GAAP basis of $327 million, or $0.75 per share, compared with $429 million, or $1.02 per share, in the fourth quarter of 2012. On an adjusted basis, NextEra Energy’s earnings were $414 million, or $0.95 per share, compared with $433 million, or $1.03 per share, in the fourth quarter of 2012.

For the full year 2013, NextEra Energy reported net income on a GAAP basis of $1.9 billion, or $4.47 per share, compared with $1.9 billion, or $4.56 per share, in 2012. On an adjusted basis, NextEra Energy’s 2013 earnings were $2.1 billion, or $4.97 per share, for the full year, compared with $1.9 billion, or $4.57 per share, in 2012.

Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. For 2013, adjusted earnings expectations also exclude the gain on the sale of the Maine hydropower assets, a charge associated with the decision to sell merchant fossil assets in Maine, and charges associated with an impairment on the Spain solar project. All of these items relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

"NextEra Energy delivered solid results to finish the year as we executed well on the goals we set for the company," said NextEra Energy Chairman and Chief Executive Officer James L. Robo. “At FPL, we completed the modernization of our Cape Canaveral facility, accelerated our storm hardening program and strengthened our electric grid, all of which help to provide our customers with greater efficiency and reliability, as well as the lowest typical residential bill in the state. At NextEra Energy Resources, we executed well on our solar construction program and signed more than 1,100 MW of wind power purchase agreements. Across the enterprise, we delivered great operational performance as well as terrific cost performance as we completed a very strong year.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated utility subsidiary, Florida Power & Light Company, reported fourth-quarter net income of $248 million, or $0.57 per share, compared with $256 million, or $0.61 per share, for the prior-year quarter. For the full year, net income was $1.35 billion, or $3.16 per share, compared with $1.24 billion, or $2.96 per share, in 2012.

For the fourth quarter of 2013, FPL’s earnings decreased over the prior-year comparable quarter primarily as a result of transition costs associated with Project Momentum, the corporate-wide initiative to improve productivity. Underlying usage per customer increased 1.0 percent compared to the fourth quarter of 2012.

The main driver of FPL’s full-year 2013 earnings growth was the investments in clean and efficient power generation and other infrastructure projects that helped improve the company’s customer value proposition. Operationally, FPL’s fossil fleet set a new record for its fuel efficiency in 2013, bringing its system-wide fuel usage rate down to 7,657 British thermal units (BTU) per kilowatt hour, which is 23 percent better than the average fuel usage rate for the fossil industry. Since 2001, FPL’s fuel efficiency for its fossil fleet has improved by 21 percent, resulting in more than half a billion dollars in savings for customers in 2013. In addition, FPL continues to rank in the top quartile nationally for reliability, and the company’s five-year average for the System Average Interruption Duration Index (SAIDI) was the lowest among all Florida investor-owned utilities for the period 2008 to 2012.

FPL averaged approximately 80,000 more customers during the fourth quarter of 2013 than in the comparable prior-year quarter, the largest increase in customer count since late 2007. The 12-month average of low-usage accounts fell to 8.2 percent, the lowest level since December 2007, while the number of inactive accounts reached its lowest level since 2005.

These improved customer metrics are consistent with improving Florida economic indicators that the company tracks. According to the Florida Department of Economic Opportunity, the state’s seasonally-adjusted unemployment rate in December 2013 was 6.2 percent, down 1.7 percentage points from a year earlier, and down 5.2 percentage points from the state’s highest-ever rate of 11.4 percent in March 2010. The number of jobs in Florida was up by 192,900 positions compared to a year earlier, and December 2013 was the 41st consecutive month with positive job growth in Florida following more than three years of job losses.

Over the course of 2013, FPL invested approximately $2.9 billion to continue to strengthen a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. FPL’s modernized Cape Canaveral facility entered service in April 2013 ahead of schedule and approximately $100 million under budget. The modernization of the Riviera Beach facility is on budget and slightly ahead of schedule with an in-service date expected in the second quarter of 2014. The Port Everglades plant was decommissioned in July 2013, and construction of a modernized facility is under way with an expected in-service date by mid-2016. During the operating lifetimes of these three new, efficient power plants, the company estimates that customers will save more than $1 billion in fuel and other costs, relative to avoided high-cost generation or purchased power.

Also in 2013, the company successfully completed extended power uprates of its two nuclear facilities in Florida. The largest U.S. nuclear upgrade investment in recent history added more than 500 megawatts (MW) of clean, zero-emission generation to the FPL fleet. Also in 2013, the company continued to improve the electric grid through its Energy Smart Florida program, including completing the installation of approximately 4.5 million smart meters across its service territory.

In the fourth quarter, the Florida Public Service Commission (FPSC) approved FPL’s plan to accelerate its existing storm hardening program. The company expects to make incremental investments of approximately $400 million from 2013 through 2016 to continue strengthening its infrastructure against tropical storms and hurricanes.

The FPSC also recently approved FPL’s new natural gas transportation capacity contracts with Sabal Trail Transmission and NextEra Energy’s wholly owned subsidiary, Florida Southeast Connection. Contingent upon receiving necessary Federal Energy Regulatory Commission approvals, the company expects construction of the proposed interstate pipeline system to begin in 2016 and for operations to commence in mid-2017.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported fourth-quarter net income on a GAAP basis of $85 million, or $0.20 per share, compared with $171 million, or $0.41 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings were $173 million, or $0.40 per share, compared with $175 million, or $0.42 per share, in the fourth quarter of 2012. For the full-year 2013, NextEra Energy Resources reported net income on a GAAP basis of $556 million, or $1.30 per share, compared to $687 million, or $1.64 per share, in 2012. On an adjusted basis, NextEra Energy Resources’ earnings were $780 million, or $1.83 per share, compared with $693 million, or $1.66 per share, for the full-year 2012.

NextEra Energy Resources’ contributions to adjusted earnings in the fourth quarter declined by 2 cents from the prior-year comparable quarter, primarily due to higher corporate general and administrative expenses related to growth initiatives, partly offset by greater contributions from new investments.

The main driver of the increase in NextEra Energy Resources’ full-year 2013 adjusted earnings over the previous year was from contributions from new investments, which in total added 31 cents. Greater contributions from the gas infrastructure business added 4 cents. Lower contributions from existing investments and from higher corporate general and administrative and other expenses negatively impacted results by 15 cents.

NextEra Energy Resources added approximately 375 MW of new U.S. and Canadian wind capacity to its portfolio in 2013, bringing the total size of the wind portfolio to 10,210 MW. Also in 2013, the business reached wind production levels of nearly 30 million megawatt hours of generation, the highest level in the company’s history.

The business expects to add between 2,000 and 2,500 MW of new contracted U.S. wind projects to its portfolio between 2013 and 2015, of which 1,425 MW are contracted or already placed into service. The business expects to add approximately 600 MW of new contracted Canadian wind projects to its portfolio between 2013 and 2015, all of which are contracted or already placed into service.

The business placed into service approximately 280 MW of contracted solar generation at its Desert Sunlight and Genesis facilities in 2013. Development of NextEra Energy Resources’ solar backlog remains on track, with approximately 800 MW of contracted solar capacity expected to come online by the end of 2016.

Corporate and Other
In the fourth quarter on a GAAP and adjusted basis, Corporate and Other negatively impacted earnings per share by 2 cents, compared to no impact in the comparable quarter of the prior year.

For the full year, Corporate and Other contributed to earnings per share on a GAAP basis by 1 cent, compared to a negative impact of 4 cents in 2012. On an adjusted basis, Corporate and Other negatively impacted earnings per share by 2 cents, compared to a negative impact of 5 cents in 2012, primarily due to growth in contributions from the regulated transmission business.

Outlook
NextEra Energy expects adjusted earnings per share for 2014 to be in the range of $5.05 to $5.45. The company continues to expect full-year adjusted earnings per share to increase at a compound annual growth rate of 5 percent to 7 percent through 2016, from a 2012 base.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time, and operating results from the Spain solar project. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET on Jan. 28, 2014. The webcast is available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $15.1 billion, approximately 42,500 megawatts of generating capacity, and approximately 13,900 employees in 26 states and Canada as of year-end 2013. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.7 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2012 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$ 2,541	$ 990	$ 99	$ 3,630
Operating Expenses
Fuel, purchased power and interchange	946	230	16	1,192
Other operations and maintenance	445	374	37	856
Impairment charge	0	0	0	0
Depreciation and amortization	379	245	16	640
Taxes other than income taxes and other	276	21	4	301
Total operating expenses	2,046	870	73	2,989
Operating Income (Loss)	495	120	26	641
Other Income (Deductions)
Interest expense	(104)	(155)	(37)	(296)
Benefits associated with differential membership interests - net	0	46	0	46
Allowance for equity funds used during construction	13	0	0	13
Interest income	3	4	13	20
Gains on disposal of assets - net	0	14	0	14
Other than temporary impairment losses on securities held in nuclear decommissioning funds	0	(1)	0	(1)
Other - net	(1)	12	4	15
Total other income (deductions) - net	(89)	(80)	(20)	(189)
Income (Loss) from Continuing Operations before Income Taxes	406	40	6	452
Income Tax Expense (Benefit)	158	(45)	12	125
Income (Loss) from Continuing Operations	248	85	(6)	327
Net gain from Discontinued Operations, net of Income Taxes	0	0	0	0
Net Income (Loss)	$ 248	$ 85	$(6)	$ 327
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$ 248	$ 85	$(6)	$ 327
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	69	(1)	68
Loss (income) from other than temporary impairments losses - net	0	0	0	0
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	19	0	19
Adjusted Earnings	$ 248	$ 173	$(7)	$ 414
Earnings Per Share (assuming dilution)	$ 0.57	$ 0.20	$ (0.02)	$ 0.75
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	0.16	0	0.16
Loss (income) from other than temporary impairments losses - net	0	0	0	0
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	0.04	0	0.04
Adjusted Earnings (Loss) Per Share	$ 0.57	$ 0.40	$ (0.02)	$ 0.95
Weighted-average shares outstanding (assuming dilution)				434

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$ 2,336	$ 966	$73	$ 3,375
Operating Expenses
Fuel, purchased power and interchange	963	197	17	1,177
Other operations and maintenance	467	321	20	808
Impairment charge	0	0	0	0
Depreciation and amortization	163	223	11	397
Taxes other than income taxes and other	247	12	2	261
Total operating expenses	1,840	753	50	2,643
Operating Income (Loss)	496	213	23	732
Other Income (Deductions)
Interest expense	(103)	(104)	(36)	(243)
Benefits associated with differential membership interests - net	0	11	0	11
Allowance for equity funds used during construction	16	0	(2)	14
Interest income	4	4	16	24
Gains on disposal of assets - net	0	37	0	37
Other than temporary impairment losses on securities held in nuclear decommissioning funds	0	(5)	0	(5)
Other - net	(5)	5	(3)	(3)
Total other income (deductions) - net	(88)	(52)	(25)	(165)
Income (Loss) from Continuing Operations before Income Taxes	408	161	(2)	567
Income Tax Expense (Benefit)	152	(10)	(4)	138
Income (Loss) from Continuing Operations	256	171	2	429
Net gain from Discontinued Operations, net of Income Taxes	0	0	0	0
Net Income (Loss)	$ 256	$ 171	$ 2	$ 429
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$ 256	$ 171	$ 2	$ 429
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	5	0	5
Loss (income) from other than temporary impairments losses - net	0	(1)	0	(1)
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	0	0	0
Adjusted Earnings	$ 256	$ 175	$ 2	$ 433
Earnings Per Share (assuming dilution)	$ 0.61	$ 0.41	0	$ 1.02
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	0.01	0	0.01
Loss (income) from other than temporary impairments losses - net	0	0	0	0
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	0	0	0
Adjusted Earnings (Loss) Per Share	$ 0.61	$ 0.42	0	$ 1.03
Weighted-average shares outstanding (assuming dilution)				423

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$ 10,445	$ 4,333	$ 358	$ 15,136
Operating Expenses
Fuel, purchased power and interchange	3,925	963	70	4,958
Other operations and maintenance	1,699	1,375	120	3,194
Impairment charge	0	300	0	300
Depreciation and amortization	1,159	949	55	2,163
Taxes other than income taxes and other	1,123	143	14	1,280
Total operating expenses	7,906	3,730	259	11,895
Operating Income (Loss)	2,539	603	99	3,241
Other Income (Deductions)
Interest expense	(415)	(528)	(178)	(1,121)
Benefits associated with differential membership interests - net	0	165	0	165
Allowance for equity funds used during construction	55	0	8	63
Interest income	6	19	53	78
Gains on disposal of assets - net	0	54	0	54
Other than temporary impairment losses on securities held in nuclear decommissioning funds	0	(11)	0	(11)
Other - net	(1)	63	(10)	52
Total other income (deductions) - net	(355)	(238)	(127)	(720)
Income (Loss) from Continuing Operations before Income Taxes	2,184	365	(28)	2,521
Income Tax Expense (Benefit)	835	(16)	(18)	801
Income (Loss) from Continuing Operations	1,349	381	(10)	1,720
Net gain from Discontinued Operations, net of Income Taxes	0	175	13	188
Net Income (Loss)	$ 1,349	$ 556	$ 3	$ 1,908
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$ 1,349	$ 556	$ 3	$ 1,908
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	54	(1)	53
Loss (income) from other than temporary impairments losses - net	0	(1)	0	(1)
Net gain from discontinued operations	0	(175)	(13)	(188)
Impairment charge and valuation allowance	0	342	0	342
Operating (income) loss of Spain solar projects	0	4	0	4
Adjusted Earnings	$ 1,349	$ 780	$ (11)	$ 2,118
Earnings Per Share (assuming dilution)	$ 3.16	$ 1.30	$ 0.01	$ 4.47
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	0.13	0	0.13
Loss (income) from other than temporary impairments losses - net	0	0	0	0
Net gain from discontinued operations	0	(0.41)	(0.03)	(0.44)
Impairment charge and valuation allowance	0	0.80	0	0.80
Operating (income) loss of Spain solar projects	0	0.01	0	0.01
Adjusted Earnings (Loss) Per Share	$ 3.16	$ 1.83	$ (0.02)	$ 4.97
Weighted-average shares outstanding (assuming dilution)				427

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$ 10,114	$ 3,895	$ 247	$ 14,256
Operating Expenses
Fuel, purchased power and interchange	4,265	802	54	5,121
Other operations and maintenance	1,773	1,288	94	3,155
Impairment charge	0	0	0	0
Depreciation and amortization	659	818	41	1,518
Taxes other than income taxes and other	1,060	116	10	1,186
Total operating expenses	7,757	3,024	199	10,980
Operating Income (Loss)	2,357	871	48	3,276
Other Income (Deductions)
Interest expense	(417)	(474)	(147)	(1,038)
Benefits associated with differential membership interests - net	0	81	0	81
Allowance for equity funds used during construction	52	0	15	67
Interest income	6	20	60	86
Gains on disposal of assets - net	0	157	0	157
Other than temporary impairment losses on securities held in nuclear decommissioning funds	0	(16)	0	(16)
Other - net	(6)	41	(45)	(10)
Total other income (deductions) - net	(365)	(191)	(117)	(673)
Income (Loss) from Continuing Operations before Income Taxes	1,992	680	(69)	2,603
Income Tax Expense (Benefit)	752	(7)	(53)	692
Income (Loss) from Continuing Operations	1,240	687	(16)	1,911
Net gain from Discontinued Operations, net of Income Taxes	0	0	0	0
Net Income (Loss)	$ 1,240	$ 687	$ (16)	$ 1,911
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$ 1,240	$ 687	$ (16)	$ 1,911
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	37	(3)	34
Loss (income) from other than temporary impairments losses - net	0	(31)	0	(31)
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	0	0	0
Adjusted Earnings	$ 1,240	$ 693	$ (19)	$ 1,914
Earnings Per Share (assuming dilution)	$ 2.96	$ 1.64	$ (0.04)	$ 4.56
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0	0.09	(0.01)	0.08
Loss (income) from other than temporary impairments losses - net	0	(0.07)	0	(0.07)
Net gain from discontinued operations	0	0	0	0
Impairment charge and valuation allowance	0	0	0	0
Operating (income) loss of Spain solar projects	0	0	0	0
Adjusted Earnings (Loss) Per Share	$ 2.96	$ 1.66	$ (0.05)	$ 4.57
Weighted-average shares outstanding (assuming dilution)				419

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$ 36,838	$ 24,425	$ 1,436	$ 62,699
Nuclear fuel	1,240	820	(1)	2,059
Construction work in progress	1,818	2,835	37	4,690
Less accumulated depreciation and amortization	(10,944)	(5,455)	(329)	(16,728)
Total property, plant and equipment - net	28,952	22,625	1,143	52,720
Current Assets
Cash and cash equivalents	19	370	49	438
Customer receivables, net of allowances	757	966	54	1,777
Other receivables	137	469	(94)	512
Materials, supplies and fossil fuel inventory	742	408	3	1,153
Regulatory assets:
Deferred clause and franchise expenses	192	0	0	192
Other	105	0	11	116
Derivatives	48	423	27	498
Deferred income taxes	98	101	554	753
Assets held for sale	0	0	0	0
Other	115	268	20	403
Total current assets	2,213	3,005	624	5,842
Other Assets
Special use funds	3,273	1,507	0	4,780
Other investments	4	380	737	1,121
Prepaid benefit costs	1,142	0	314	1,456
Regulatory assets:
Securitized storm-recovery costs	372	0	0	372
Other	396	0	30	426
Derivatives	0	1,156	7	1,163
Other	136	967	323	1,426
Total other assets	5,323	4,010	1,411	10,744
Total Assets	$ 36,488	$ 29,640	$ 3,178	$ 69,306

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$ 1,373	0	$ (1,369)	$ 4
Additional paid-in capital	6,179	8,452	(8,220)	6,411
Retained earnings	5,532	6,028	9	11,569
Accumulated other comprehensive income (loss)	0	45	11	56
Total common shareholders' equity	13,084	14,525	(9,569)	18,040
Long-term debt	8,473	5,726	9,770	23,969
Total capitalization	21,557	20,251	201	42,009
Current Liabilities
Commercial paper	204	0	487	691
Short-term debt	0	0	0	0
Current maturities of long-term debt	356	1,941	1,469	3,766
Accounts payable	611	575	14	1,200
Customer deposits	447	4	1	452
Accrued interest and taxes	272	249	(48)	473
Derivatives	1	709	128	838
Accrued construction-related expenditures	202	635	2	839
Liabilities associated with assets held for sale	0	0	0	0
Other	437	395	98	930
Total current liabilities	2,530	4,508	2,151	9,189
Other Liabilities and Deferred Credits
Asset retirement obligations	1,285	565	0	1,850
Deferred income taxes	6,355	1,369	420	8,144
Regulatory liabilities:
Accrued asset removal costs	1,839	0	0	1,839
Asset retirement obligation regulatory expense difference	2,082	0	0	2,082
Other	386	0	76	462
Derivatives	0	428	45	473
Deferral related to differential membership interests	0	2,001	0	2,001
Other	454	518	285	1,257
Total other liabilities and deferred credits	12,401	4,881	826	18,108
Commitments and Contingencies
Total Capitalization and Liabilities	$ 36,488	$ 29,640	$ 3,178	$ 69,306

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$ 34,474	$ 21,877	$ 703	$ 57,054
Nuclear fuel	1,190	705	0	1,895
Construction work in progress	2,585	2,751	632	5,968
Less accumulated depreciation and amortization	(10,698)	(4,535)	(271)	(15,504)
Total property, plant and equipment - net	27,551	20,798	1,064	49,413
Current Assets
Cash and cash equivalents	40	257	32	329
Customer receivables, net of allowances	760	690	37	1,487
Other receivables	447	420	(298)	569
Materials, supplies and fossil fuel inventory	727	342	4	1,073
Regulatory assets:
Deferred clause and franchise expenses	75	0	0	75
Other	106	0	7	113
Derivatives	5	483	29	517
Deferred income taxes	0	10	387	397
Assets held for sale	0	335	0	335
Other	126	197	19	342
Total current assets	2,286	2,734	217	5,237
Other Assets
Special use funds	2,918	1,272	0	4,190
Other investments	4	269	703	976
Prepaid benefit costs	1,135	0	(104)	1,031
Regulatory assets:
Securitized storm-recovery costs	461	0	0	461
Other	351	0	231	582
Derivatives	1	873	46	920
Other	146	1,193	290	1,629
Total other assets	5,016	3,607	1,166	9,789
Total Assets	$ 34,853	$ 27,139	$ 2,447	$ 64,439

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$ 1,373	0	$ (1,369)	$ 4
Additional paid-in capital	5,903	8,324	(8,691)	5,536
Retained earnings	5,254	5,473	56	10,783
Accumulated other comprehensive income (loss)	0	(149)	(106)	(255)
Total common shareholders' equity	12,530	13,648	(10,110)	16,068
Long-term debt	8,329	5,606	9,242	23,177
Total capitalization	20,859	19,254	(868)	39,245
Current Liabilities
Commercial paper	105	0	1,106	1,211
Short-term debt	0	0	200	200
Current maturities of long-term debt	453	744	1,574	2,771
Accounts payable	612	658	11	1,281
Customer deposits	503	4	1	508
Accrued interest and taxes	223	473	(282)	414
Derivatives	20	367	43	430
Accrued construction-related expenditures	235	187	5	427
Liabilities associated with assets held for sale	0	733	0	733
Other	475	405	24	904
Total current liabilities	2,626	3,571	2,682	8,879
Other Liabilities and Deferred Credits
Asset retirement obligations	1,206	508	1	1,715
Deferred income taxes	5,584	886	233	6,703
Regulatory liabilities:
Accrued asset removal costs	1,950	0	0	1,950
Asset retirement obligation regulatory expense difference	1,813	0	0	1,813
Other	309	0	0	309
Derivatives	0	529	58	587
Deferral related to differential membership interests	0	1,784	0	1,784
Other	506	607	341	1,454
Total other liabilities and deferred credits	11,368	4,314	633	16,315
Commitments and Contingencies
Total Capitalization and Liabilities	$ 34,853	$ 27,139	$ 2,447	$ 64,439

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$ 1,349	$ 556	$3	$ 1,908
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,159	949	55	2,163
Nuclear fuel and other amortization	184	150	24	358
Impairment charge	0	300	0	300
Unrealized (gains) losses on marked to market energy contracts	0	(9)	(1)	(10)
Deferred income taxes	617	263	17	897
Cost recovery clauses and franchise fees	(166)	0	0	(166)
Benefits associated with differential membership interests - net	0	(165)	0	(165)
Equity in (earnings) losses of equity method investees	0	(26)	1	(25)
Distributions of earnings from equity method investees	0	33	0	33
Allowance for equity funds used during construction	(55)	0	(8)	(63)
Gains on disposal of assets - net	0	(54)	0	(54)
Net gain from discontinued operations, net of income taxes	0	(175)	(13)	(188)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	0	11	0	11
Other - net	101	95	(44)	152
Changes in operating assets and liabilities:
Customer and other receivables	(5)	(269)	6	(268)
Materials, supplies and fossil fuel inventory	(16)	(66)	1	(81)
Other current assets	15	(4)	(3)	8
Other assets	(12)	26	(6)	8
Accounts payable and customer deposits	(1)	119	4	122
Margin cash collateral	0	156	0	156
Income taxes	384	(440)	3	(53)
Interest and other taxes	8	(5)	0	3
Other current liabilities	3	34	103	140
Other liabilities	(7)	(38)	(43)	(88)
Net cash provided by (used in) operating activities	3,558	1,441	99	5,098

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,691)	0	0	(2,691)
Independent power and other investments of NextEra Energy Resources	0	(3,454)	0	(3,454)
Cash grants under the American Recovery and Reinvestment Act of 2009	0	165	0	165
Nuclear fuel purchases	(212)	(159)	0	(371)
Other capital expenditures and other investments	0	0	(166)	(166)
Sale of independent power investments	0	165	0	165
Change in loan proceeds restricted for construction	0	228	0	228
Proceeds from sale or maturity of securities in special use funds and other investments	3,342	848	215	4,405
Purchases of securities in special use funds and other investments	(3,389)	(876)	(205)	(4,470)
Other - net	30	36	0	66
Net cash provided by (used in) investing activities	(2,920)	(3,047)	(156)	(6,123)
Cash Flows From Financing Activities
Issuances of long-term debt	497	2,311	1,563	4,371
Retirements of long-term debt	(453)	(968)	(975)	(2,396)
Proceeds from sale of differential membership interests	0	448	0	448
Payments to differential membership investors	0	(63)	0	(63)
Net change in short-term debt	99	0	(819)	(720)
Issuances of common stock - net	0	0	842	842
Dividends on common stock	0	0	(1,122)	(1,122)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(795)	128	667	0
Other - net	(7)	(137)	(82)	(226)
Net cash provided by (used in) financing activities	(659)	1,719	74	1,134
Net increase (decrease) in cash and cash equivalents	(21)	113	17	109
Cash and cash equivalents at beginning of period	40	257	32	329
Cash and cash equivalents at end of period	$ 19	$ 370	$ 49	$ 438

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$ 1,240	$ 687	$ (16)	$ 1,911
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	659	818	41	1,518
Nuclear fuel and other amortization	122	119	18	259
Impairment charge	0	0	0	0
Unrealized (gains) losses on marked to market energy contracts	0	(80)	(5)	(85)
Deferred income taxes	988	(398)	92	682
Cost recovery clauses and franchise fees	129	0	0	129
Benefits associated with differential membership interests - net	0	(81)	0	(81)
Equity in (earnings) losses of equity method investees	0	(19)	6	(13)
Distribution of earnings from equity method investees	0	32	0	32
Allowance for equity funds used during construction	(52)	0	(15)	(67)
Gains on disposal of assets - net	0	(157)	0	(157)
Net gain from discontinued operations, net of income taxes	0	0	0	0
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	0	16	0	16
Other - net	(42)	(27)	107	38
Changes in operating assets and liabilities:
Customer and other receivables	(96)	(176)	(14)	(286)
Materials, supplies and fossil fuel inventory	33	(32)	0	1
Other current assets	(20)	(17)	(9)	(46)
Other assets	(41)	13	31	3
Accounts payable and customer deposits	(33)	(24)	1	(56)
Margin cash collateral	0	104	0	104
Income taxes	(111)	266	(175)	(20)
Interest and other taxes	1	9	5	15
Other current liabilities	67	26	46	139
Other liabilities	(21)	22	(45)	(44)
Net cash provided by (used in) operating activities	2,823	1,101	68	3,992

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,070)	0	0	(4,070)
Independent power and other investments of NextEra Energy Resources	0	(4,591)	0	(4,591)
Cash grants under the American Recovery and Reinvestment Act of 2009	0	196	0	196
Nuclear fuel purchases	(215)	(90)	0	(305)
Other capital expenditures and other investments	0	0	(495)	(495)
Sale of independent power investments	0	0	0	0
Change in loan proceeds restricted for construction	0	314	0	314
Proceeds from sale or maturity of securities in special use funds and other investments	3,790	1,238	273	5,301
Purchases of securities in special use funds and other investments	(3,838)	(1,269)	(312)	(5,419)
Other - net	68	72	1	141
Net cash provided by (used in) investing activities	(4,265)	(4,130)	(533)	(8,928)
Cash Flows From Financing Activities
Issuances of long-term debt	1,296	1,836	3,498	6,630
Retirements of long-term debt	(50)	(662)	(900)	(1,612)
Proceeds from sale of differential membership interests	0	808	0	808
Payments to differential membership investors	0	(139)	0	(139)
Net change in short-term debt	(225)	0	286	61
Issuances of common stock - net	0	0	405	405
Dividends on common stock	0	0	(1,004)	(1,004)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	440	1,385	(1,825)	0
Other - net	(15)	(108)	(138)	(261)
Net cash provided by (used in) financing activities	1,446	3,120	322	4,888
Net increase (decrease) in cash and cash equivalents	4	91	(143)	(48)
Cash and cash equivalents at beginning of period	36	166	175	377
Cash and cash equivalents at end of period	$ 40	$ 257	$ 32	$ 329

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

			Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
NextEra Energy, Inc. - 2012 Earnings Per Share	$ 1.11	$ 1.45	$ 0.98	$ 1.02	$ 4.56
Florida Power & Light - 2012 Earnings Per Share	$ 0.58	$ 0.85	$ 0.93	$ 0.61	$ 2.96
Allowance for funds used during construction	0.03	0	0	0	0.02
Cost recovery clause results, primarily nuclear uprates in base rates	(0.01)	(0.02)	(0.03)	(0.04)	(0.11)
Project Momentum transition costs and share dillution	(0.01)	(0.02)	(0.05)	(0.05)	(0.13)
New investment and other	0.09	0.11	0.14	0.05	0.42
Florida Power & Light - 2013 Earnings Per Share	0.68	0.92	0.99	0.57	3.16
NEER - 2012 Earnings Per Share	0.53	0.60	0.10	0.41	1.64
New investments	0.03	0.12	0.08	0.08	0.31
Existing assets	(0.05)	0.04	0	(0.02)	(0.03)
Gas infrastructure	(0.03)	0.02	0.02	0.02	0.04
Customer supply businesses & proprietary power & gas trading	0.04	(0.03)	(0.03)	0	(0.01)
Asset sales	0	0	0	(0.01)	(0.02)
Non-qualifying hedges impact	(0.21)	(0.17)	0.49	(0.15)	(0.04)
Net gain from discontinued operations	0.41	0	0	0	0.41
Impairment charge and valuation allowance	(0.81)	0	0	0	(0.80)
Operating (income) loss of Spain solar projects	0	0	0.03	(0.04)	(0.01)
Change in other than temporary impairment losses - net	0.01	(0.04)	(0.03)	0	(0.07)
Other, including interest expense, Project Momentum transition costs and share dilution	(0.01)	0	0	(0.09)	(0.12)
NEER - 2013 Earnings Per Share	(0.09)	0.54	0.66	0.20	1.30
Corporate and Other - 2012 Earnings Per Share	0	0	(0.05)	0	(0.04)
NextEra Energy Transmission	0.02	0.01	0	0.01	0.03
Non-qualifying hedges impact	0	0	0	0	(0.01)
Net gain from discontinued operations	0.03	0	0	0	0.03
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0	(0.03)	0.04	(0.03)	0
Corporate and Other - 2013 Earnings Per Share	0.05	(0.02)	(0.01)	(0.02)	0.01
NextEra Energy, Inc. - 2013 Earnings Per Share	$ 0.64	$ 1.44	$ 1.64	$ 0.75	$ 4.47

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
December 31, 2013	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures	$ 3,353	$ 1,677
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,613
Wind assets	3,794	949
Solar	957
Storm Securitization Debt	386
Pipeline Funding	500
Waste Water Bonds	55
Other[2]		1,486
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	16,018	16,018
Total debt per Balance Sheet	28,426	20,130
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	18,040	18,040
Total capitalization, including debt due within one year	$ 46,466	$ 41,596
Debt ratio	61%	48%

December 31, 2012	Per Books	Adjusted [1]
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures	$ 3,253	$ 1,627
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	560
Wind assets	3,634	909
Solar	173
Storm Securitization Debt	438
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,531
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	17,092	17,092
Total debt	27,359	21,159
Junior Subordinated Debentures		1,626
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,068	16,068
Total capitalization, including debt due within one year	$ 43,427	$ 40,506
Debt ratio	63%	52%

[1] Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate
Ratings Criteria on S&P's website. The December 31, 2012 ratio has been restated to this methodology.
[2] Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary
	Quarter		Year-to-Date
Periods Ended December 31	2013	2012	2013	2012
Energy sales (million kWh)
Residential	13,032	12,173	53,930	53,434
Commercial	11,353	10,997	45,341	45,220
Industrial	715	765	2,956	3,024
Public authorities	138	137	557	548
Increase (decrease) in unbilled sales	(288)	(773)	275	(98)
Total retail	24,950	23,299	103,059	102,128
Electric utilities	497	503	2,153	2,242
Interchange power sales	507	305	2,431	739
Total	25,954	24,107	107,643	105,109
Average price (cents/kWh) (1)
Residential	10.49	10.44	10.50	10.47
Commercial	8.55	8.75	8.53	8.68
Industrial	6.55	6.91	6.51	6.87
Total	9.46	9.51	9.47	9.51
Average customer accounts (000s)
Residential	4,131	4,058	4,097	4,052
Commercial	520	513	517	512
Industrial	10	9	10	9
Other	3	4	3	3
Total	4,664	4,584	4,627	4,576

End of period customer accounts (000s)	DEC 2013	DEC 2012
Residential	4,137	4,062
Commercial	521	513
Industrial	10	9
Other	4	4
Total	4,672	4,588

	2013	Normal	2012
Three Months Ended December 31
Cooling degree-days	403	316	290
Heating degree-days	26	118	113
Twelve Months Ended December 31
Cooling degree-days	2,000	1,965	1,960
Heating degree-days	246	378	273

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.
______________________________________
1.	Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.